                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant / /
Filed by a Party other than the Registrant / /

Check the appropriate box:

/X/ Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
/ / Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Under Rule 14a-12


                                 OFFICELAND INC.
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------

    5) Total fee paid:


       ----------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

                                 OFFICELAND INC.
                          312 Dolomite Drive, Suite 212
                       Downsview, Ontario, Canada M3J 2N2

              NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

                            Monday November 20, 2000


         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Officeland Inc. (the "Company"), an Ontario corporation, will be held on Monday November 20, 2000 at 10:00 a.m. Eastern Daylight Time, at the corporate offices 312 Dolomite Drive, Suite 212, Downsview, Ontario, Canada M3J 2N2, for the purpose of considering and acting upon the following:

                  I. To approve, by way of a Special Resolution of the shareholders at a Special Meeting to be held at the time and date fixed for the Annual Meeting, the migration of the Company to the United States.

                  II. To reduce the number of Board of Directors from seven to five members and elect five Board Members to serve office for a term expiring at the close of the next annual meeting of shareholders or until their successors are elected or appointed to hold office.

                  III. To ratify and confirm the selection of Grant Thornton International as the Company's independent auditors for fiscal year ending November 30, 2000.

                  IV. To approve the financial statements for the fiscal year ended November 30, 1999 (attached) and November 30, 1998 (previously filed with SEC).

                   V. To transact other such business as may properly come before the annual meeting or any adjournments thereof.

         Only those shareholders of record at the close of business on October 31, 2000, are entitled to notice of and to vote at the annual meeting or any adjournments thereof, however, both holders of record and holders who can establish actual ownership of Common Shares at the Annual Meeting are entitled to vote at the Annual Meeting. The transfer books will not be closed. A complete list of stockholders entitled to vote at the annual meeting will be available at the annual meeting.

         EXTENDED MEANINGS: Any reference in this Notice to the "Annual Meeting" shall, wherever such reference addresses or may, by its context, address the matter of the Company's proposed migration to the United States, be deemed also to refer to the Special Meeting of the Company, to be held at the same time as the Annual Meeting, for the purpose of approving, by way of special resolution, such migration. Any reference to the "migration of the Company to the United States" shall be deemed to refer to the Company's proposed application, pursuant to the provisions of section 181 of the Business Corporation Act of the Province of Ontario, Canada, to continue the Company under the laws of the State of Delaware. Any reference in this Notice to holders or owners of Common Shares shall be deemed to include holders of shares of the Company convertible into Common Shares, namely, holders of Class A Special Shares, Class B Special Shares or Class C Special Shares

                                             By Order of the Board of Directors,



                                                                  David A. Debyl
         November 1, 2000                                         Secretary





WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE VOTE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED BUSINESS REPLY ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING YOU MAY, IF YOU WISH, WITHDRAW YOUR PROXY APPOINTMENT AND VOTE IN PERSON.

                                 OFFICELAND INC.
                          312 Dolomite Drive, Suite 212
                               Downsview, Ontario,
                                 Canada M3J 2N2


                                                                November 1, 2000

                      PROXY STATEMENT FOR COMMON SHARES FOR
                   ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS
                     to be held on Monday November 20, 2000


INTRODUCTION

         This Proxy Statement is furnished to shareholders of Common Shares ("Common Shares") of Officeland Inc. an Ontario corporation (the "Company" or "OFLD"), in connection with the solicitation of proxies by the Company's Board of Directors from holders of the outstanding Common Shares for use at the Annual Meeting of Shareholders to be held at 10:00 A.M. Eastern Daylight time at the company's corporate offices 312 Dolomite Drive, Suite 212, Downsview, Ontario, Canada M3J 2N2 on Monday November 20, 2000, and at any adjournments thereof (the "Annual Meeting"). The cost of this solicitation has been borne by the Company.

         Except as specifically indicated all dollar amounts in this proxy statement are expressed in US dollars. Mailing of this proxy statement and the accompanying form of proxy is to commence on November 1, 2000.

PURPOSE OF MEETING

         The Annual Meeting will be held for the following purposes:

                  I. To approve, by way of a Special Resolution of the shareholders at a Special Meeting to be held at the time and date fixed for the Annual Meeting, the migration of the Company to the United States. The text of the Special Resolution to be put before the meeting will be as follows:
                           RESOLVED THAT:
                           The Corporation be and it is hereby authorized to make application to the Minister of Consumer and Commercial Relations of the Province of Ontario for authorization, pursuant to the provisions of section 181 of the Business Corporation Act, to apply to continue the Corporation under the laws of the State of Delaware.

                  II. To reduce the number of Board of Directors from seven to five members and elect five Board Members to serve office for a term expiring at the close of the next annual meeting of shareholders or until their successors are elected or appointed to hold office.

                  III. To ratify and confirm the selection of Grant Thornton International as the Company's independent auditors for fiscal year ending November 30, 2000.

                  IV. To approve the financial statements for the fiscal year ended November 30, 1999 (attached) and November 30, 1998 (previously filed with SEC).

                   V. To transact other such business as may properly come before the annual meeting or any adjournments thereof.

         The Company's mailing address and the location of its principal executive offices are 312 Dolomite Drive, Suite 212, Downsview, Ontario, Canada, M3J 2N2. This Proxy Statement and the accompanying Proxy are first being mailed to shareholders of the Company on or about November 1, 2000.

Extended Meanings:

         Any reference in this Proxy Statement to the "Annual Meeting" shall, wherever such reference addresses or may, by its context, address the matter of the Company's proposed migration to the United States, be deemed also to refer to the Special Meeting of the Company, to be held at the same time as the Annual Meeting, for the purpose of approving, by way of special resolution, such migration. Any reference to the "migration of the Company to the United States" shall be deemed to refer to the Company's proposed application, pursuant to the provisions of section 181 of the Business Corporation Act of the Province of Ontario, Canada, to continue the Company under the laws of the State of Delaware. Any reference in this Proxy Statement to holders or owners of Common Shares shall be deemed to include holders of shares of the Company convertible into Common Shares, namely, holders of Class A Special Shares, Class B Special Shares or Class C Special Shares.


Shareholders Entitled to Vote

Holders of record of the Company's Common Shares (the "Common Shares") at the close of business on the Record Date, October 31, 2000, are entitled to receive notice of the Annual Meeting; however, both holders of record and holders who can establish actual ownership of Common Shares at the Annual Meeting are entitled to vote at the Annual Meeting. On October 17, 2000 there were 5,980,257 Common Shares, 588,236 Class A Special Shares, 801,469 Class B Special Shares and 4,404,649 Class C Special Shares outstanding. Each Common Share, Class A Special Share, Class B Special Share and Class C Special Share is entitled to one vote on any matter which may properly come before the shareholders for vote at the Annual Meeting. In addition, there are, in the aggregate, 8,674,905 options and Common Share Purchase Warrants outstanding (each warrant entitles the warrant holder to purchase 1 Common Share. Warrant holders do not have voting rights.

         The presence either in person or by properly executed proxy of the holders of not less than a majority of the outstanding Common Shares entitled to vote is necessary to constitute a quorum at the Annual Meeting. At a properly constituted quorum, the affirmative vote of the holders of a majority of the Common Shares present in person or represented by proxy is required for approval of all business in the Notice of Annual Meeting of Shareholders, other than the proposal to approve the migration of the Company to the United States, which requires a special resolution of the shareholders. A special resolution means a resolution that is submitted to a special meeting of the shareholders duly called for the purpose of considering the resolution and passed, with or without amendment, at the meeting by at least two-thirds of the votes cast at the meeting.

Recent Developments

1. Effective May 12, 2000 the Company signed an exclusive two year asset disposition contract with Danka Office Imaging Company, Inc. ("Danka") to remarket all of Danka's used and surplus inventory. The contract provides the Company with a 25% commission on the proceeds of all products sold.

2. Effective upon the expiration of his current contract with the Company on November 30, 2000, and as a result of the Company moving its headquarters to Beacon Falls, CT, Mr. Marvyn Budd will be stepping down as President and CEO of the Company and will continue as an active member of its Board of Directors. The Company and Mr. Budd intend to enter into a Consulting Agreement to develop and execute the Company's contractual relationship with Danka. The new arrangement will facilitate Mr. Budd's pursuit of other business opportunities. John O'Connor, age 39, currently a Senior Vice President with the Company, has agreed to take on the position of President and COO of the Company effective December 1, 2000.


3. The Company completed, on April 17, 2000, a private equity financing raising $2.2 million through the issuance of a new series of Class "C" Preferred Shares. The new Series C Preferred Shares, were sold to a number of existing and new private equity investors. Participating investors purchased the Series C preferred shares for U.S. $.50 cents per share and received a new warrant for each share purchased exercisable at U.S. $87.5 cents. Existing Series A and B Warrant holders, who participated in the financing, had the exercise price of their Series A and B Warrants reduced to US $87.5 cents and the term of those warrants extended to the expiration date of the Series C warrants.

Proxies

         If the enclosed Proxy is executed, returned in time and not revoked, the shares represented thereby will be voted in accordance with the instructions indicated in such Proxy. IF NO INSTRUCTIONS ARE INDICATED, PROXIES WILL BE VOTED FOR THE PROPOSALS AS LISTED IN THE NOTICE AND IN THE BEST JUDGEMENT OF SUCH PROXIES AS TO ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS THEREOF.

         A shareholder who has given a Proxy may revoke it at any time prior to its exercise at the Annual Meeting by either (i) giving written notice of revocation to the Secretary of the Company, (ii) properly submitting to the Company a duly executed Proxy bearing a later date, or (iii) appearing at the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). All written notices of revocation of Proxies should be addressed as follows: Officeland Inc., 312 Dolomite Drive, Suite 212, Downsview, Ontario, Canada M3J 2N2,
Attention: David A. Debyl, Secretary.

PROPOSAL  I       To Approve the Migration of Company to United States
                  Migration

Management has proposed to change its jurisdiction of incorporation through a "continuance" under the relevant Provincial and Federal Canadian statutes, and domestication under Section 338 of the State of Delaware Code. The proposed change in corporate venue is being considered in order to provide strategic long-term advantages to the Company through a stronger US identity and simplified capital structure. The proposed change in jurisdiction is subject to shareholder approval and no assurances can be made that it will occur.

Shareholders have a right to dissent to the proposed change in jurisdiction, as set out below.


Dissenting Shareholder Rights

Any shareholder wishing to dissent from the proposed resolution to continue the Company as a Delaware corporation pursuant to Proposal I (the Continuance Resolution) has the right to do so and, in addition to any other right the shareholder may have, is entitled (subject to compliance with the procedures set out in the Notice to Dissenting Shareholder referred to below) when the proposed continuance becomes effective, to be paid the fair value of his shares, determined as of the close of business on the day before the Continuance Resolution is adopted.

ANY SHAREHOLDER WHO WISHES TO EXERCISE A RIGHT OF DISSENT (A "DISSENTING SHAREHOLDER") SHALL DO SO IN RESPECT OF ALL OF THE SHARES IN THE COMPANY HELD BY THE SHAREHOLDER, BY SENDING A WRITTEN OBJECTION TO THE CONTINUANCE RESOLUTION (THE "OBJECTION") TO THE COMPANY, AT ITS HEAD OFFICE ADDRESS AT 312 DOLOMITE DRIVE, SUITE 212, DOWNSVIEW, ONTARIO, CANADA, M3J 2N2, AT OR BEFORE THE DATE OF THE ANNUAL MEETING.

Should the Continuance Resolution be adopted at the Annual Meeting, the Company shall, within ten days thereafter, send notice of the adoption of the Continuance Resolution (the Notice to Dissenting Shareholder) to each Dissenting Shareholder who has filed an Objection at or before the date of the Annual Meeting. The Notice to Dissenting Shareholder will set out the rights of the Dissenting Shareholder and the procedures to be followed to exercise those rights.

IF THERE ARE A SIGNIFICANT NUMBER OF DISSENTING SHAREHOLDERS, THERE IS NO ASSURANCE THAT THE COMPANY WILL HAVE THE RESOURCES TO SATISFY ALL OF THE CLAIMS OF THE DISSENTING SHAREHOLDERS AND HENCE THE COMPANY MAY NOT BE IN A POSITION TO IMPLEMENT THE CONTINUANCE RESOLUTION, IF ADOPTED AT THE ANNUAL MEETING.


PROPOSAL II       To reduce the board from seven to five members and to elect five Board Members to serve office for a term expiring at the close of the annual meeting of shareholders or until their successors are elected or appointed to hold office.

         The Board proposes to amend the Company's by-laws by reducing the board from seven members to five members, pending the migration of the Company to the United States and, once the migration of the Company to the United States has become effective, to increase the Company's board from five members to six members. The Board of Directors has nominated the following individuals for election by the holders of Common Shares as directors of the Company to hold office until the migration of the Company to the United States has become effective. This proposed slate has a majority of Canadian resident directors, in compliance with the provisions of the Ontario statute to which the Company is currently subject.

                               Marvyn A. Budd
                               Ajit G. Hutheesing
                               Edwin (Ted) Lax
                               Allan R.Lyons
                               James F. Kay

         When the migration of the Company to the United States has become effective, Mr. Ted Lax will resign his seat on the board. It is then proposed that Mr. Larry Lunt and Mr. John O'Connor be appointed by the Board of Directors to fill the vacancies created by resignation of Mr. Ted Lax and the increase in the Board by one additional member to the board of directors, such that the proposed slate of directors immediately following the migration of the Company to the United States will be as follows:

                               Marvyn A. Budd
                               Ajit G. Hutheesing
                               Larry Lunt
                               John O'Connor
                               Allan R.Lyons
                               James F. Kay

         Following the migration of the Company to the United States, the directors then in office will continue to serve as directors until the close of the next Annual Meeting of Shareholders or until their successors are elected or qualified to hold office. Subject to employment agreements, officers serve at the discretion of the Board of Directors.

         The Board of Directors held six meetings in the past year. The Board of Directors has a standing audit and a compensation committee.

Certain Information Concerning Nominees

         The following table set forth the names of the nominees for election as directors, their ages, the year in which they were first elected a director, their positions with the Company, their principal occupations and employers for at least the last five years, and any other directorships held by them in companies that are subject to the reporting requirements of the United States Securities Exchange Act of 1934 "The Exchange Act" or any company registered as an investment company under the United States Investment Company Act of 1940. For information concerning directors' ownership of Common Shares, see "Principal Shareholders".

The directors of the Company are as follows:

Name                               Age           Office

Marvyn A. Budd                     47            President, Chief Executive
                                                 Officer and Director

Ajit G Hutheesing                  64            Director

Allan Lyons                        59            Director

James F. Kay                       72            Director

Edwin (Ted) Lax                    51            Director (pending migration)

Larry Lunt                         38            Director (following migration)

John O'Connor                      39            Director (following migration)

Marvyn A. Budd has been a Director and President /CEO of the Company since December 1983.

Ajit G. Hutheesing, age 64, is Chairman of the Board and Chief Executive Officer of International Capital Partners, Inc. since 1992 and a director and Chief Executive Officer of ICP Investments, Inc. since 1994. He is a director of Shared Technologies Cellular and Counsel Corporation, both public companies. He received his M.A. degree from Cambridge University and his M.B.A. degree from Columbia University.

Allan R. Lyons, age 59, has been a Director of the Company since 1998. He is a member of the Audit Committee of the Board. Mr. Lyons is a senior member of the firm Piaker and Lyons CPAs in Vestal, New York, which he joined in 1964. Mr. Lyons is an active investor and has served on a number of Boards of public and private companies. He is currently a member of the Board of Directors of Franklin Credit Management Corporation, Retail Entertainment Group, STAR log Franchise Corporation and Scoreboard, Inc., all publicly traded companies. Scoreboard, Inc. filed for Chapter XI bankruptcy in March 1998. Mr. Lyons is a member of the American Institute of CPAs, the New York State Society of CPA's and the International Association for Financial Planning. Mr. Lyons was the Comptroller and Finance Director of the Town of Vestal from 1970 to 1997 and is on the Board of Advisor - School of Management - Binghamton University.

James F. Kay has been a Director of the Company since 1998. He is a member of the Audit Committee of the Board. He is currently and for the past five years been an officer and director of CME Capital Inc., a Canadian public company engaged in the business of merchant banking. Mr. Kay has been involved in a wide range of successful businesses, engaged in the industrial and home furnishing manufacturing, specialty retailing, real estate ownership and management, and oil and gas industries. He is sole shareholder of Keren Management Limited, the General Partner of Keren Limited Partnership ("Keren"), an owner, operator, and developer of a research facility located in Westchester County, New York. Mr. Kay received his B.Comm. and B.A. in Economics from the University of Manitoba in 1942.

Larry Lunt has been a Director of the Company since 1998. Mr. Lunt is a Belgian national who received his MBA from Sophia University in Tokyo, Japan. He began his career with EDS in Europe in 1985, with the mission to develop the European market. In 1990, Mr. Lunt started developing his own private equity investment portfolio, primarily in Europe and Asia. From that time, he also became more involved in the ARTAL Group, of which he is director. ARTAL is a private holding Company with extensive investments around the world, with total assets of $2 billion.

Edwin (Ted) Lax has been a Director and an Executive Vice President of the Company since December 1983.

John O'Connor, age 39, has served as a Vice President and Senior Vice President with the Company since January of 1999 and has agreed to take on the position of President and COO of the Company effective December 1, 2000. Prior to joining the company, Mr. O'Connor founded and operated Eastern Equipment Brokers, Inc.,
(EEB) for 11 years. EEB, an office equipment wholesaler, was acquired by the Company in 1999. Before founding EEB, Mr.O'Connor spent 5 years with Xerox Corp.

in various sales and marketing positions. Mr. O'Connor began his career with American Cyanamid in Wayne, NJ in various accounting and finance roles.



 EXECUTIVE COMPENSATION

The following table sets forth the aggregate cash compensation paid for services rendered to the Company during the last three fiscal years for the Company's Executive Officers and Board of Directors.


                                                 U.S. Annual Compensation
                                                 ------------------------
                                                                                                    Long-Term Compensation
Executive Officers                                                                    Restricted           Awards
Underlying *                              Fiscal                                         Share            Securities
Name and Position                          Year            Salary            Bonus      Award(s)         Options/SARs #
-----------------                          ----            ------            -----      --------         --------------
Marvyn Budd, President & CEO               1999           $137,857            -0-          -0-                  -
                                           1998            137,857            -0-          -0-               148,536
                                           1997             97,910            -0-          -0-               107,059

Ronald J. Faust, Director  (1)             1999            $80,500            -0-          -0-                  -
                                           1998            137,857            -0-          -0-               148,536
                                           1997             97,910            -0-          -0-               107,059

Edwin S. Lax, Executive V.P.               1999           $137,857            -0-          -0-                  -
                                           1998            137,857            -0-          -0-               148,536
                                           1997             97,910            -0-          -0-               107,059

Christopher D. Walker                      1999            $90,714            -0-          -0-                  -
                                           1998             90,714            -0-          -0-                22,852
                                           1997             60,000            -0-          -0-                16,724

Jack McSorley                              1999            $90,714            -0-          -0-                  -
                                           1998             90,714            -0-          -0-                22,852
                                           1997             60,000            -0-          -0-                16,724


In addition to the above Messrs. Budd and Lax received an annual auto allowance in the amount of U.S. $9,600 (1999) plus an annual club allowance of U.S. $7,500. Mr. Ronald J. Faust received auto allowance of US $7500.

* Options to acquire shares of common stock.

In addition to the above, Messrs. Walker and McSorley received an annual auto allowance in the amount of $6,500.

(1) Mr. Ronald J. Faust resigned effective July 1, 1999 as Vice President of the Company and is not currently seeking renomination as Director.

EMPLOYEE STOCK OPTION PLAN

In 1995, the Shareholders of the Company adopted an Employee Stock Option Plan (the "Plan"), pursuant to which the Company reserved a total of 1,150,000 Common Shares for the exercise of options to purchase Common Shares (the "Options") that may be granted under the Plan. The Plan commenced on December 1, 1995 and terminates on November 30, 2001. The Company has since canceled all further grants that may be made available under the Plan.

On October 16, 1997 the Company granted 410,610 options at U.S. $0.40 per common share.

On July 15, 1998 the Company granted 571,292 options at U.S. $3.00 per common share.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS and MANAGEMENT

The following table sets forth certain information as of November 30, 1999 with respect to the beneficial ownership of Common Shares by (i) each person who owns beneficially more than 5% of the outstanding Common Shares, (ii) each director and executive officer of the Company, and (iii) all officers and directors of the Company as a group.

                           Name & Address of(6) (2)                Amount and Nature         Percent of
Title of Class                Beneficial Owner                   of Beneficial Ownership       Class
--------------                ----------------                   -----------------------       -----
Common                       Marvyn A. Budd (1) (3)                       827,771                4%

Common                       Edwin S. Lax (1) (4)                         769,856                3%

Common                       Ronald J. Faust (1) (5)                      872,517                4%

Common                       Christopher Walker (1) (9)                   178,909                1%

Common                       James Kay (10)                               402,351                2%
                             c/o CME Capital 7 Clarence Square
                             Toronto, Ontario, M5V 1H1

Common                       Allan R. Lyons                             1,688,196                8%
                             2521 Vestal Pkwy,
                             Vestal, New York 13851

Common                       Jack McSorley (1) (8)                        165,755                1%

Common                       Stammer Limited Partnership (7)              381,000                2%
                             5375 East Hunter Ave.,
                             Anaheim Ca. 92807

Common                       John Einarsen (7) (14)                       730,589                3%
                             285 Industrial Drive,
                             Wauconda, Ill 60084

Common                       Larry Lunt (11)                            6,342,269               29%
                             c/o Ardara Investments
                             300 First Stamford Place,

Common                       Ajit Hutheesing                            1,105,882                5%
                             c/o International Capital Partners (12)
                             300 First Stamford Place, Stamford
                             Connecticut, 06902

                             Officers and Directors as                  8,216,565               64%
                             A Group

Common                       John O'Connor (14)                           715,000                3%
                             c/o Eastern Equipment Brokers
                             101 Island Brook Avenue
                             Bridge Port, Connecticut, 06606

       (1) Address is c/o the Company, 312 Dolomite Drive, Suite #212, Downsview, Ontario M3J 2N2
       (2) For the purpose of the above table and the following notes, the Company's Common Shares shown as "beneficially owned" includes all securities which pursuant to Rule 13d-3 under the Exchange Act may be deemed to be "beneficially owned" including, without limitation, all securities which the "beneficial owner has the right to acquire within 60 days, as, for example through the exercise of any option, warrant or right, the conversion of convertible securities or pursuant to the power to revoke a trust discretionary account or similar arrangement, including Common Stock Options issued October 16, 1997 and July 15, 1998.
       (3) Includes 102,054 shares owned by Susan Budd, the wife of Marvyn Budd, 107,059 common share purchase options exercisable at $.40 per share, 148,536 common share purchase options exercisable at $3.00 per share, 2,647 Class B Shares convertible into common share, 5,294 common share purchase warrants exercisable at $0.875 per share obtained when Class B shares converted. Includes 10,000 Class C Shares convertible into common shares, 10,000 common share purchase options exercisable at $0.875 per share obtained when Class C shares are converted.
       (4) Includes 50,017 shares owned by Bonnie Lax, the wife of Edwin Lax, 107,059 common share purchase options exercisable at $.40 per share, 148,536 common share purchase options exercisable at $3.00 per share, 1,177 Class B Shares convertible into common share, 2,354 common share purchase warrants exercisable at $0.875 per share obtained when Class B shares converted. Includes 10,000 Class C Shares convertible into common shares, 10,000 common share purchase options exercisable at $0.875 per share obtained when Class C shares are converted.
       (5) Includes 267,714 shares owned by Gail Faust, the wife of Ronald Faust. Includes 246,667 shares owned by R.J. Faust Family Trust. 107,059 common share purchase options exercisable at $.40 per share, 148,536 common share purchase options exercisable at $3.00 per share, 2,647 Class B Shares convertible into common shares 5,294 common share purchase warrants exercisable at $0.875 per share obtained when Class B shares converted. Includes 20,000 Class C Shares convertible into common shares, 20,000 common share purchase options exercisable at $0.875 per share obtained when Class C shares are converted.
       (6) The percentage of ownership of the class of voting securities in the above table has been calculating by dividing (I) the aggregate number of shares of such class actually owned plus all shares of such class, which may be deemed to be "beneficially owned", by (ii) the number of shares of such class actually outstanding plus the number of shares of such class such "beneficial owner" may be deemed to be "beneficially owned" assuming the other acquisitions of shares of such class through the exercise of any option, warrant or right by any other person.
       (7) Common Stock reserved for issuance pursuant to the Terms and Conditions of the acquisition agreements of The Wholesale Group and Telecom corporation.

       (8) Includes 16,724 Common share purchase options exercisable at $.40 per share, 22,852 common share purchase options exercisable at $3.00 per share, 833 Class B Shares convertible into common shares , 1,766 common share purchase warrants exercisable at $0.875 per share obtained when Class B shares converted. Includes 41,535 common share purchase options exercisable at $.01. Includes 1,765 Class C Shares convertible into common shares, 1,765 common share purchase options exercisable at $0.875 per share obtained when Class C shares are converted.
       (9) Includes 16,724 Common share purchase options exercisable at $.40 per share, 22,852 common share purchase options exercisable at $3.00 per share.
       (10) Includes 44,117 Class B Shares convertible into common shares, 88,234 common share purchase warrants exercisable at $0.875 per share obtained when Class B shares converted. Includes 100,000 Class C Shares convertible into common shares, 100,000 common share purchase options exercisable at $0.875 per share obtained when Class C shares are converted. Includes 70,000 common share purchase options exercisable at $0.625.
       (11) Larry Lunt is a Director of Ardara Investments. Includes 873,949 Class B Shares convertible into common shares, 1,398,320 common share purchase warrants exercisable at $0.875 per share obtained when Class B shares converted. Includes 2,000,000 Class C Shares convertible into common shares, 2,000,000 common share purchase options exercisable at $0.875 per share obtained when Class C shares are converted. Includes 70,000 common share purchase options exercisable at $0.625.
       (12) Includes 29,412 Class B Shares convertible into common shares, 576,470 common share purchase warrants exercisable at $0.875 per share obtained when Class B shares are converted. Includes 200,000 Class C Shares convertible into common shares, 200,000 common share purchase options exercisable at $0.875 per share obtained when Class C shares are converted. Includes 100,000 common share purchase options exercisable at $0.625.
       (13) Includes 41,067 common share purchase options exercisable at $.40 per share, 57,129 common share purchase options exercisable at $3.00 per share. Includes 600,000 Class C Shares convertible into common shares, 600,000 common share purchase options exercisable at $0.875 per share obtained when Class C shares are converted owned by an Investment Group controlled by Al Lyons. Includes 70,000 common share purchase options exercisable at $0.625.
       (14) Includes 20,000 Class C Shares convertible into common shares, 20,000 common share purchase warrants exercisable at $ .8750 per share obtained when Class C shares are converted.


Meetings of Board of Directors and Committees

         Board of Directors. The property, affairs and business of the Company are under the general management of its Board of Directors as provided by the laws of Ontario and the Bylaws of the Company.

Management

Marvyn A. Budd has been a Director and President /CEO of the Company since December 1983 and, as indicated under "Recent Developments" above, will be stepping down as President and CEO of the Company as of November 30, 2000.

John O'Connor, age 39, has served as a Vice President and Senior Vice President with the Company since January of 1999 and has agreed to take on the position of President and COO of the Company effective December 1, 2000. Prior to joining the company, Mr. O'Connor founded and operated Eastern Equipment Brokers, Inc.,
(EEB) for 11 years. EEB, an office equipment wholesaler, was acquired by the Company in 1999. Before founding EEB, Mr.O'Connor spent 5 years with Xerox Corp. in various sales and marketing positions. Mr. O'Connor began his career with American Cyanamid in Wayne, NJ in various accounting and finance roles.

Edwin (Ted) Lax has been Executive Vice-President and a director of the Company since 1983.

Christopher D. Walker, C.M.A, has been Chief Financial Officer of the Company since August 1988. Prior to joining Officeland Inc. Mr. Walker was principal accounting manager for Sketchley Cleaning Services Limited, a retail dry cleaning chain from 1985-1988. Prior to this Mr. Walker was a staff accountant for Chartered Accountant Firm. Effective August 31, 2000 Mr. Walker resigned his position as Chief Financial Officer of the Company.

Jack McSorley has been employed with the Company since December 1995. Prior to joining the Company Mr. McSorley spent approximately seven years with Xerox Canada in Sales and Management Support positions winning numerous National awards for his business results. Upon leaving Xerox, he went to Citibank to help launch the newly created Canadian Credit Card Facility that amalgamated the credit card portfolios of Citibank, EnRoute and Diners Club. Here again he achieved substantial year over year increases in business providing a strong foothold for the Diners Club Card in Canada. As Vice President of Sales, Mr. McSorley has been instrumental in managing the Company's revenue growth.


Proposal   III.   Ratification of Auditors

                  It is proposed that the shareholders ratify and confirm the selection of Grant Thornton International as independent auditors for the Company for fiscal year ending November 30, 2000. Grant Thorton has been the Company's auditors since the Company's inception, and the Board of Directors has recommended their reappointment.

                  Representatives from Grant Thorton are expected to be present at the Annual Meeting and will be afforded the opportunity to make a statement if they desire and will be available to respond to any appropriate question. Grant Thorton has no financial interest, direct or indirect, in the Company, and does not have any connection with the Company except in its professional capacity as an independent auditor.

                  The Board of Directors recommends that shareholders vote FOR ratification of the selection of Grant Thorton as independent auditors for the fiscal year ending November 30, 2000. if a choice is specified on the proxy by the shareholder, the shares will be voted as specified. If no specification is made, the shares will be voted FOR ratification. The affirmative vote of a majority of the Common Shares represented and entitled to vote at the Annual Meeting at which a quorum is required for approval of proposal I.


Proposal IV.      To approve the financial statements for the fiscal year ended
                  November 30,1999.
                  (Copy attached under Form 10K)

Proposal V.       To transact other such business as may properly come before the annual meeting or any adjournments thereof.

SHAREHOLDER PROPOSALS

         Any proposal which a Company shareholder intends to be presented at the next Annual Meeting of Shareholders to be held in 2001 must be received by the Company on or before January 1, 2001. Only proper proposals that are timely received will be included in the Proxy Statement and Proxy.

Expenses of Solicitation

         The cost of soliciting proxies in the accompanying form will be borne by the Company. In addition to the use of the mails, directors, officers or other employees of the Company, personally may solicit proxies, by telephone or by telegraph. The Company does not expect to pay any compensation for the solicitation of proxies, but may reimburse brokers, custodians or other persons holding shares in their names or in the names of nominees for their expenses in sending proxy materials to principals and obtaining their instructions.

Miscellaneous

         Management does not know of any matters to be brought before the Annual Meeting other than as described in this proxy Statement. Should any other matters properly come before the Annual Meeting, the persons designated, as proxies will vote in accordance with their best judgement on such matters.

Availability of Annual Report

         Accompanying this Proxy Statement is a copy of the Company's Annual Report as filed on Form 10k for the year ended November 30, 1999 and Quarterly report 10QSB for nine months ending August 31, 2000. Shareholders who would like additional copies of the Proxy Statement and the Annual Report in advance of the Annual Meeting should direct their requests in writing to: Officeland Inc., 312 Dolomite Drive, Suite 212, Downsview, Ontario, Canada M3J 2N2. Attention:
Investor Relations.